Item 77Q (1) - Copies of any new or amended investment advisory contracts

The Form of Amended Sub-Advisory Agreement between
GuideStone Capital Management and AQR Capital Management,
LLC is herein incorporated by reference to Post Effective
Amendment No. 20 to the Registration Statement on Form N-1A
(No. 333-53432) ("PEA 20") as filed with the U.S.
Securities and Exchange Commission (the "SEC") on August 1,
2008.

The Form of Amended Sub-Advisory Agreement between
GuideStone Capital Management and Columbus Circle Investors is incorporated herein by reference to Post-Effective
Amendment No. 21 to the Registration Statement on Form N-1A
(No. 333-53432) ("PEA 21") as filed with the SEC on February 27, 2009.

The Form of Amended Sub-Advisory Agreement between
GuideStone Capital Management and Rainier Investment
Management, Inc.(r) is incorporated herein by reference to Post-Effective Amendment No. 21 to the Registration
Statement on Form N-1A (No. 333-53432) ("PEA 21") as filed with the SEC on February 27, 2009.

The Form of Amended Sub-Advisory Agreement between
GuideStone Capital Management and Mondrian Investment
Partners Ltd. is incorporated herein by reference to Post-
Effective Amendment No. 21 to the Registration Statement on
Form N-1A (No. 333-53432) ("PEA 21") as filed with the SEC on February 27, 2009.

The Form of Amended Sub-Advisory Agreement between
GuideStone Capital Management and McKinley Capital
Management, LLC is incorporated herein by reference to Post-Effective Amendment No. 21 to the Registration
Statement on Form N-1A (No. 333-53432) ("PEA 21") as filed with the SEC on February 27, 2009.